UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 20, 2017

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
2351 J Lawson Blvd., Orlando, Florida (Address of principal executive offices)	32824 (Zip Code)

Registrant's telephone number, including area code (800) 654-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K dated July 25, 2017 filed by Voxx International Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on July 20, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say on Pay”). No other changes are hereby made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

(d) As reported in the Original Form 8-K, the advisory, non-binding proposal regarding the frequency of advisory approval of the compensation of the Company’s named executive officers, voted on at the 2017 Annual Meeting, received the following votes:

Votes for Every One Year: 10,366,193

Votes for Every Two Years: 28,566

Votes for Every Three Years: 27,212,777

Abstentions: 172,403

There were 4,687,150 broker non votes on this proposal.

The Company has considered the outcome of this advisory vote and has determined, consistent with the recommendation made with respect to this proposal by the Company’s Board of Directors in the proxy statement for the 2017 Annual Meeting, that the Company will hold future Say on Pay votes every three years until the occurrence of the next advisory vote on the frequency of Say on Pay votes. The next advisory vote regarding the frequency of Say on Pay is required to occur no later than the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: November 30, 2017         By: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer